Exhibit 10.13(a)

Execution Copy

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

Dated

February 25, 2015

(1)  Vernalis (R&D) Limited

(2)  Corvus Pharmaceuticals, Inc.

CONTENTS

		Page

1	Definitions	3

2	License	14

3	Technology Transfer and Assistance	15

4	Conduct of Development and Commercialization	16

5	Diligence and Reporting	17

6	Milestone and Royalty Payments	19

7	Intellectual Property — Ownership	26

8	Intellectual Property - Prosecution, Maintenance, Defence and Enforcement	26

9	Warranties and Liability	30

10	Indemnification and Liability	33

11	Confidentiality	36

12	Term and Termination	38

13	Consequences of Termination	39

14	Assignment and Change of Control	40

15	Force Majeure	41

16	Governing Law and Jurisdiction	41

17	Waiver	41

18	Severance of Terms	42

19	Entire Agreement/Variations	42

20	Notices	42

21	Counterparts	43

22	This Agreement not to Constitute a Partnership	43

23	Costs	43

24	Announcements	43

25	Anti-Bribery and Anti-Corruption	43

Schedule 1	Vernalis Patent Rights	46

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

This License Agreement is made the 25th day of February, 2015

Between:

(1)                                          Vernalis (R&D) Limited whose principal place of business is 100 Berkshire Place, Wharfedale Road, Winnersh, Berkshire, RG41 5RD, UK (“Vernalis”); and

(2)                                          Corvus Pharmaceuticals, Inc. whose principal place of business is at 863 Mitten Road, Suite 102, Burlingame, CA. 94010 USA (“Corvus”).

Whereas:

(A)                                        Vernalis is a publicly listed, UK-headquartered biopharmaceutical company and Corvus is a private, venture capital backed biotechnology company located in California, US.

(B)                                        Vernalis has exclusive, sub-licensable rights in the Adenosine Receptor Antagonists ([***]) (both as defined below) and related intellectual property rights, which have been discovered and developed by Vernalis and its previous collaborator, [***]. In particular, Vernalis has developed an Adenosine Receptor Antagonist known as V81444 which entered a Phase Ib/II proof of concept study in July 2013.

(C)                                        Corvus now wishes to Develop and Commercialize (both as defined below) the Adenosine Receptor Antagonists ([***]) as a means of diagnosing, preventing or treating human diseases or conditions, such as but not limited to tumors, cancers and associated conditions and inflammation, and Vernalis wishes to grant Corvus an exclusive license under its intellectual property rights covering the Adenosine Receptor Antagonists ([***]) to do the same.

It is now agreed as follows:

1                                                  Definitions

1.1                                        In this Agreement the following definitions shall apply unless the context requires otherwise:

“Adeno VII Patent Rights” means the Patent Rights listed at Part A of Schedule 1, [***] (including its use, formulation and synthesis/manufacture), or any Patent Right deriving priority from such Patent Rights. For the avoidance of doubt, it is acknowledged that a claim of any such Patent Rights may cover [***].  For any such claim, [***], and the remainder of such claim falls within the definition of Adeno VII Patent Rights.

“Adenosine Receptor Antagonist” means a small molecule that binds selectively to an adenosine receptor, as measured in vitro or in vivo in any species.  For clarity, V81444 is an Adenosine Receptor Antagonist.

“Affiliate” means any company, partnership or other business entity that Controls, is Controlled by or is under common Control with either Party from time to time.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Agreement” means this document and any and all schedules, appendices and other addenda to it as may be varied from time to time in accordance with the provisions of this agreement.

“ANDA Act” has the meaning attributed to it in Clause 8.4.

“Annual” means per calendar year.

“Applicable Law” means any present or future law, regulation, directive, instruction, direction or rule of any Government Authority or Regulatory Authority including any amendment, extension or replacement thereof which is from time to time in force.

[***] has the meaning attributed to it in Clause 9.2.7.

“Business Day” means 9.00 am to 5.00 pm local time on a day other than a Saturday, Sunday, bank or other public holiday in England and Wales or the State of California.

“Clinical Trial” means any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, Pivotal Clinical Trial, or any other clinical trial or study in human subjects or patients.

“Combination Product” means a Licensed Product which also [***].

“Commencement Date” means the date stated at the start of this Agreement.

“Commercialization” means all activities relating to the commercial Exploitation of the Licensed Products, including without limitation the export, import, promotion, marketing (including pre-launch, post-launch marketing and marketing research), conducting post approval clinical trials, detailing, distribution, pricing and reimbursement, storage, handling, preparation for sale, offering for sale and selling, customer service and support, adverse events reporting and interacting and communicating with Regulatory Authorities in relation to a Licensed Product.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

“Commercially Reasonable Efforts” means, with respect to the performance of Development or Commercialization activities with respect to Vernalis Licensed Compound or Licensed Product by Corvus, directly or through its Affiliates or Sublicensees, the carrying out of such activities in a sustained and diligent manner, using efforts and resources comparable to the efforts and resources commonly used by companies with similar financial resources and expertise in the pharmaceutical industry for compounds or products of similar market potential at a similar stage in development or product life.  “Commercially Reasonable Efforts”

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall be [***], including any [***], and without regard to [***].

“Confidential Disclosure Agreement” means the confidential disclosure agreement between Vernalis and Corvus dated 22 October 2014.

“Confidential Information” means (a) information disclosed by either Party to the other Party prior to the Commencement Date pursuant to the Confidential Disclosure Agreement, which will be the Confidential Information of the disclosing Party, (b) the terms of this Agreement, which will be the Confidential Information of both Parties (and each Party shall be treated as both a disclosing Party and receiving Party with respect thereto), (c) Vernalis Know How, which shall be the Confidential Information of Vernalis, (d) Corvus Arising Know How and Corvus Background Know How, which shall be the Confidential Information of Corvus, and (e) any technical, business, or other information, including (i) information relating to the scientific, regulatory or business affairs or other activities of a Party, and (ii) information relating to Vernalis Licensed Compound or Licensed Product, and any Exploitation of Vernalis Licensed Compound or Licensed Product, and any Know How with respect thereto, in each of (i) and (ii) that is disclosed by or on behalf of one Party or its Affiliates to the other Party in connection with this Agreement, whether prior to, on, or after the Commencement Date, which shall be the Confidential Information of the disclosing Party.

“Control” means the ownership either directly or indirectly of 50% or more of the issued share capital or any comparable equity or ownership interest with respect to a business entity or the legal power to direct or cause the direction of the general management and policies of the party in question.

“Corvus Arising IP” means Corvus Arising Know How and Corvus Arising Patent Rights.

“Corvus Arising Know How” means all Know How owned by or licensed to Corvus after the Commencement Date at any time during the Term that is necessary or useful to Exploit Vernalis Licensed Compound or Licensed Product (but excluding Vernalis Know How).

“Corvus Arising Patent Rights” means Patent Rights owned by or licensed to Corvus after the Commencement Date at any time during the Term which cover a Vernalis Licensed Compound or a Licensed Product or claim the Corvus Know How, but excluding always Vernalis Patent Rights.

“Corvus Background IP” means Corvus Background Know How and Corvus Background Patent Rights.

“Corvus Background Know How” means all Know How owned by or licensed to Corvus as at the Commencement Date that is necessary or useful to Exploit

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Vernalis Licensed Compound or Licensed Product (but excluding Vernalis Know How).

“Corvus Background Patent Rights” means Patent Rights owned by or licensed to Corvus as at the Commencement Date which cover a Vernalis Licensed Compound or a Licensed Product or claim the Corvus Background Know How, but excluding always Vernalis Patent Rights.

“Corvus IP” means Corvus Background IP and Corvus Arising IP.

“Corvus Know How” means all Corvus Background Know How and Corvus Arising Know How.

“Corvus Patent Rights” means all Corvus Background Patent Rights and Corvus Arising Patent Rights.

“Development” means all activities conducted in connection with obtaining Marketing Authorizations for Licensed Products, including without limitation research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance, quality control, clinical studies, including manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of applications for Marketing Authorizations, the regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Marketing Authorization.  When used as a verb, “Develop” means to engage in Development.

“Documents” means reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM, computer programs and documents thereof, computer information storage means, samples of material, other graphic or written data and any other media on which Know How can be permanently stored.

“EMA” means the European Medicines Agency or any successor agency thereto.

“Europe” means all the countries for which the EMA is responsible for the protection and promotion of public health through the evaluation and supervision of medicines for human use, as may be amended from time to time.

“Field” means all fields of use.

“Exploit” means to make, have made, use, have used, Develop, Commercialize,  Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), transport, distribute or otherwise dispose of any Vernalis Licensed Compound or Licensed Product.

“First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by any Third

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Party after a Marketing Authorization is granted for such Licensed Product in such country.  A sale of Licensed Product which is being tested or investigated for an indication not covered by a Marketing Authorization for use in a clinical trial shall not constitute a commercial sale for the purposes of this definition.

“Force Majeure Event” has the meaning attributed to it in Clause 15.

“Generic Competition” has the meaning attributed to it in Clause 8.4.

“Good Manufacturing Practice” or “GMP” means manufacture in accordance with:

(a)                                          Directive 91/412/EEC and Directive 2003/94/EC or any other applicable European Community legislation or regulation as amended and applicable from time to time;

(b)                                          the current principles and guidelines of good manufacturing practice for medicinal products for human use and “substantial conformity with good manufacturing requirements” (as such phrase is used in Section 802(f)(1) of the Federal Food, Drug and Cosmetic Act, such Act may be amended from time to time);

(c)                                           US Code of Federal Regulations, Title 21, Part 210 (Current Good Manufacturing Practice in Manufacturing, Processing, Packaging or Holding of Drugs), Part 211 (Current Good Manufacturing Practice for Finished Pharmaceuticals); and

(d)                                          the equivalent law or regulation in any Major Market.

“Government Authority” means any national or supranational agency, authority, department of any government of any country having jurisdiction over any of the activities contemplated by this Agreement or over the Parties, including the European Commission.

“IND” means an investigational new drug application filed with the United States Food and Drug Administration (or any successor agency thereto) prior to beginning clinical trials in humans, or any comparable application filed with the Regulatory Authority of a country other than the United States prior to beginning trials in humans in that country.

“Indemnification Claim Notice” has the meaning attributed to it in Clause 10.3.

“Indemnified Party” has the meaning attributed to it in Clause 10.3.

“Know How” means technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including Manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Manufacturing data or summaries and information contained in submissions to and information from ethical committees and Regulatory Authorities.  Know How includes Documents containing Know How, including but not limited to any rights including trade secrets, copyright, database or design rights protecting such Know How.  The fact that an item is known to the public shall not be taken to preclude the possibility that a compilation including the item, or a development relating to the item, is not known to the public.

“Licensed Product” means any pharmaceutical product containing a Vernalis Licensed Compound or an Adenosine Receptor Antagonist compound that has been developed using Vernalis Licensed IP, each in any and all forms, presentations, delivery systems, dosages, and formulations.

“Licensed Product Infringement” has the meaning attributed to it in Clause 8.3.

“Losses” has the meaning attributed to it in Clause 10.1.

“Major [***] Markets” means [***].

“Major [***] Markets” means the [***].

“Major Markets” means the [***].

“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labelling, shipping, and storage of any Vernalis Licensed Compound, any Licensed Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.

“Marketing Authorization” means the approval of an NDA or sNDA submitted to the Food and Drug Administration for the marketing of a Licensed Product in the United States, or with respect to any other country in the Territory, any and all approvals required from any Regulatory Authority to market a Licensed Product in that country.

“Milestones” has the meaning attributed to it in Clause 6.2.1.

“NDA” means a new drug application filed with the Food and Drug Administration for a Licensed Product in the USA, or any comparable application filed with the Regulatory Authorities of any other country in the Territory (or any Regulatory Authority covering that country in the case of a supranational Regulatory Authority) to obtain all approvals necessary to market a Licensed Product in that country.

“Net Sales” means the gross amounts invoiced by Corvus, its Sublicensees or its or their Affiliates, for all sales of Licensed Product less the following items to the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

extent that they are paid or actually allowed and are shown on the relevant invoice:

(a)                                          quantity, trade or cash discounts actually granted for such Licensed Product;

(b)                                          amounts repaid or credited and allowances including cash, credit or free goods allowances, given by reason of chargebacks, retroactive price reductions or billing errors and rebates (including government-mandated rebates) for such Licensed Product;

(c)                                           amounts refunded or credited for Licensed Product which was rejected, spoiled, damaged, outdated or returned;

(d)                                          freight, shipment and insurance costs incurred transporting Licensed Product to a Third Party purchaser; and

(e)                                           taxes, tariffs, customs duties and surcharges and other governmental charges incurred in connection with the sale, exportation or importation of Licensed Product;

provided always that sums under (a) to (e) shall be calculated in accordance with generally accepted accounting principles, or international financial reporting standards, consistently applied.

The transfer of Licensed Product by (i) Corvus or a Sublicensee or one of its or their Affiliates to an Affiliate of such party, (ii) Corvus or an Affiliate to a Sublicensee or (iii) a Sublicensee to a further tier Sublicensee shall not be considered a sale. In such cases Net Sales shall be determined based on the invoiced sale price by the Affiliate (in the case of (i)), the Sublicensee (in the case of (ii)) or the further tier Sublicensee (in the case of (iii)) to the first third party arm’s-length trade purchaser, less the deductions allowed under this definition.

Subject to the following paragraph, upon any sale or other disposal of Licensed Product by or on behalf of Corvus, Sublicensees or its or their Affiliates other than a bona fide arm’s length transaction exclusively for money, such sale or other disposal shall [***].  Transfers or dispositions of Licensed Product by Corvus or Sublicensees or their Affiliates as free promotional or advertising samples or charitable donations, or under its or their patient assistance programs, in each case to the extent provided for no monetary or other consideration, shall not be considered in determining Net Sales under this definition provided that in each case, such transfers or dispositions are in quantities common in the industry for the type of product.  Notwithstanding the foregoing, the transfer for free or at cost (of goods and commercially reasonable overheads) of Licensed Products for use in clinical trials, or provided on a named patient or compassionate use basis for an indication(s) not covered by a Marketing Authorization(s), shall not be included in Net Sales.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In the event the Licensed Product is sold in a Combination Product, the Net Sales shall be determined as follows:

[***]

provided that if, in a specific country: (a) A is known but the other therapeutically active ingredient(s) in such Combination Product are not sold separately in that country in products with the same quantity of active ingredient, Net Sales shall be adjusted by multiplying actual Net Sales of such Combination Product by the fraction A/C, where C is the invoice price in that country of that Combination Product; or (b) B is known but a Licensed Product containing the same amount of such Vernalis Licensed Compound is not sold separately in that country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction (C-B)/C.  If, in a specific country, A and B are not known, the allocation of Net Sales for such Combination Product shall be negotiated by the Parties in good faith.

[***].

“Non-Adeno VII Patent Rights” means the Patent Rights listed at Part B of Schedule 1 or any Patent Right deriving priority from such Patent Rights.

“Non-Oncology Indication” means a clinical indication (or potential indication) other than an Oncology Indication.  A Non-Oncology Indication will be determined to be different from another such indication if [***].

“Oncology Indication” means a clinical indication (or potential indication) for the prevention, diagnosis or treatment of a cancerous condition.  One Oncology Indication will be different from another such indication if a [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Party” means Corvus and Vernalis and “Parties” shall be construed accordingly.

“Patent Rights” means patent applications and patents, and all foreign counterparts thereof in all countries, including any renewals, re-examinations, continuations, continuations-in-part, divisionals, patents of addition, extensions, (including patent term extensions,) reissues, substitutions, confirmations, and any equivalents of the foregoing in any and all countries of or to any of them, as well as any supplementary protection certificates, and equivalent protection rights in respect of any of them.

“Phase I Clinical Trial” means a human clinical trial normally conducted in healthy volunteers or diseased patients with the aim of determining the pharmacokinetics, pharmacodynamics, early safety profile and some preliminary evidence of efficacy if conducted in patients.  Phase I Clinical Trials in Oncology Indications [***].  For the avoidance of doubt, a Phase I Clinical Trial does not include studies where the [***].  Any trial with [***].

“Phase II Clinical Trial” means a human clinical trial where a product is tested in a limited number of diseased patients and possibly also healthy subjects for the purpose of determining an initial indication of efficacy of a product for a therapeutic or prophylactic use, an indication, or to perform dose ranging, additional pharmacokinetics and pharmacodynamics or obtain expanded evidence of safety.

“Phase III Clinical Trial” means a controlled, multicentre, human clinical trial conducted in a sufficient number of patients to establish safety or statistically significant efficacy in the particular indication tested.

“Pivotal Clinical Trial” means a pivotal human clinical trial conducted in a sufficient number of patients to establish safety or efficacy in the particular indication tested, the data and results of which are intended to be used as part of a basis for seeking Marketing Authorization in any country.

“Quarter” means each period of three months ending on 31 March, 30 June, 30 September or 31 December and “Quarterly” shall be construed accordingly.

“[***] Sub-License” means the [***] specific sub-license of the Adeno VII Patent Rights between Vernalis and [***].

“Regulatory Authority” means any national, supranational (including the European Commission, the Council of the European Union, and the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity including the United States Food and Drug Administration, in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

each country involved in the granting of Marketing Authorizations or pricing approvals for Licensed Product.

“Royalty Term” has the meaning attributed to it in Clause 6.4.2.

“Royalties” has the meaning attributed to it in Clause 6.4.1.

“Sales Milestones” has the meaning attributed to it in Clause 6.3.1.

“Sales Milestone Table” has the meaning attributed to it in Clause 6.3.1.

“sNDA” means a supplemental new drug application filed with the Food and Drug Administration to obtain a supplemental Marketing Authorisation for a Licensed Product in the USA, or any comparable application filed with the Regulatory Authorities of any other Major Market (or any Regulatory Authority covering that Major Market in the case of a supranational Regulatory Authority) to obtain a supplemental Marketing Authorisation for a Licensed Product in or covering that Major Market.

“Sublicensee” has the meaning attributed to it in Clause 2.2.1.

“Territory” means the world.

“Term” has the meaning attributed to it in Clause 12.1.

“Third Party” means a person or entity other than (a) Corvus or (b) Vernalis or an Affiliate of either of them.

“Third Party Claims” has the meaning attributed to it in Clause 10.1.

“United States GAAP” means the generally accepted accounting principles in the United States as developed and maintained by the Financial Accounting Standards Board or any successor body thereto.

“USD” means United States Dollars.

“Valid Claim” means (a) a claim of any issued and unexpired Patent Rights (but excluding patent applications) whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, Government Authority, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal; or (b) a claim of a pending application included within Patent Rights that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such pending application has not been pending for more than [***] after the priority date for such application.

“VAT” means United Kingdom value added tax in accordance with the United

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Kingdom Value Added Tax Act 1994.

“Vernalis Know How” means all Know How owned by or licensed to Vernalis at the Commencement Date that is necessary to Exploit any Vernalis Licensed Compound or Licensed Product.

“Vernalis Licensed Compound” means any compound claimed in the Vernalis Patents ([***]), the manufacture, use or sale of which would, absent this Agreement, infringe any Valid Claim of the Vernalis Patent Rights including, for the avoidance of doubt, V81444, and any metabolite, salt, ester, hydrate, solvate, isomer, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, resonate or optically active form thereof.

“Vernalis Licensed IP” means any and all Vernalis Know How and Vernalis Patent Rights.

“Vernalis Patent Rights” means the Adeno VII Patent Rights and the Non-Adeno VII Patent Rights.

“Vernalis Patent Rights Challenge” has the meaning attributed to it in Clause 8.3.

[***].

“V81444” means the molecule and structure further described at Schedule 6, also known as BIIB034 and any [***].

1.2                                        Interpretation

Unless the context otherwise requires, the following rules of interpretation shall apply to this Agreement:

1.2.1                              The headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.2.2                              Any and all Schedules, annexes and exhibits to this Agreement form part of (and are incorporated into) this Agreement.

1.2.3                              Any words following the terms “including”, “include” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2.4                              The word “or” has the inclusive meaning represented by the phrase “and/or”.

1.2.5                              Words in the singular include the plural and in the plural include the singular.

1.2.6                              Use of any gender includes the other genders and neuter.

1.2.7                              references to “Clauses” and “Schedules” are to clauses of, and schedules to, this Agreement.

1.2.8                              references to a “person” shall be construed so as to include:

(a)                                          any individual, firm, body corporate, authority, joint venture, association, undertaking, partnership or limited partnership (whether or not having separate legal personality); and

(b)                                          a reference to the successors, permitted transferees and permitted assignees of any of the persons referred to in Clause 1.2.8 (a).

1.2.9                              references to “written” or “writing” shall include all data in written form whether represented in hand-writing, facsimile, printed.

1.2.10                       any express obligation or liability of a Party to ensure or procure the performance of any obligation by any other person shall not be reduced or discharged by any act or omission of any other person.

2                                                  License

2.1                                        License Grant

Subject to the terms of this Agreement, Vernalis hereby grants to Corvus a worldwide, exclusive, royalty-bearing license under the Vernalis Licensed IP to Exploit the Vernalis Licensed Compounds and the Licensed Products in the Field in the Territory.

2.2                                        Sublicensing

2.2.1                              Corvus shall be entitled to sublicense (including through multiple tiers) the rights granted to it under Clause 2.1 above to any person with similar or greater financial resources and expertise as Corvus, provided such person is [***].  If Corvus or a Sublicensee wishes to grant a sublicense to any person which does not meet the above criteria then it shall not do so without Vernalis’s prior written consent (such consent not to be unreasonably withheld or delayed).  Any person to which Corvus grants a sublicense and to which any further tiers of sublicense are granted, each pursuant to this Clause 2.2.1, shall be a “Sublicensee”.  In the event that Corvus grants one or more sublicenses pursuant to Clause 2.2.1, Corvus shall remain responsible for all of its obligations under this Agreement and shall cause each Sublicensee to comply with the applicable

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

terms and conditions of this Agreement.  If the acts or omissions of any Sublicensee cause Corvus to be in breach of this Agreement, Corvus shall be responsible for such breach regardless of any remedy which either (a) Vernalis may have against the Sublicensee or (b) Corvus may have against the Sublicensee for breach of the sublicense.  Any such permitted sublicenses shall be consistent with and expressly made subject to the terms and conditions of this Agreement.  Corvus shall provide a copy of any sublicense agreement executed by Corvus or any Sublicensee to Vernalis within [***] of its execution.

2.2.2                              In the event of termination of this Agreement:

(a)                                          by Corvus pursuant to Clause 12.2.1 (material breach) or Clause 12.3 (termination at will) , with respect to any Vernalis Licensed Compound or Licensed Product, any sublicense granted by Corvus pursuant to Clause 2.2.1 shall automatically terminate; or

(b)                                          by Vernalis pursuant to Clause 12.2.1 (material breach), Clause 12.2.2 (challenge to IP) or Clause 12.2.3 (insolvency), Vernalis shall [***].  Any such [***].

2.3                                        No Other Rights Granted by Vernalis

Except as expressly provided in this Clause 2, Vernalis grants no other right or license, including any rights or licenses to the Vernalis Licensed IP or any other Patent Rights, Know How or intellectual property rights not otherwise expressly granted in this Clause 2.

3                                                  Technology Transfer and Assistance

3.1                                        Technology Transfer

As soon as practicably possible following the Commencement Date, and no later than three (3) months after the Commencement Date, Vernalis shall transfer to Corvus:

(a)                                          all relevant regulatory, CMC, preclinical and clinical documents and reports relating to any and all Vernalis Licensed Compounds (in written, electronic or other form then-existing);

(b)                                          purchased in-process and completed V81444 GMP and non GMP material, and available samples of any backup Vernalis Licensed Compounds and intermediates, each as set out in Schedule 2 and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

as selected by Corvus; provided that Corvus shall be entitled to arrange for testing of any such materials, Vernalis Licensed Compounds and intermediates to ensure that they meet its requirements, in which case Corvus shall then notify Vernalis promptly of those materials which it wishes to purchase, and shall then within thirty (30) days after sending such notice to Vernalis pay to Vernalis the relevant sums set out in Schedule 2;  and

(c)                                           all relevant filings made to Regulatory Authorities (including, for example, INDs) by Vernalis or its Affiliates or Sublicensees for Vernalis Licensed Compounds prior to the Commencement Date.

In addition, Vernalis shall and hereby does grant to Corvus a right of reference and access to all regulatory filings referred to in (c) above and shall transfer sponsorship and ownership of the INDs in (c) above to Corvus within thirty (30) days after the Commencement Date.

4                                                  Conduct of Development and Commercialization

4.1                                        Decision Making and Costs

As between the Parties, all decisions relating to the Exploitation of any Vernalis Licensed Compounds and Licensed Product shall be in the sole discretion of Corvus and shall be carried out by Corvus or its Sublicensees and they shall be responsible for all costs and expenses in connection with the Exploitation of Vernalis Licensed Compound and Licensed Product.

4.2                                        Compliance with Applicable Law

Corvus shall, and shall cause its Sublicensees to, comply with all Applicable Law with respect to the Exploitation of Vernalis Licensed Compounds and Licensed Products.

4.3                                        Marketing Authorizations

4.3.1                              Corvus shall have the right and responsibility for conducting communications with Regulatory Authorities with respect to Licensed Product in the Territory, and for preparing, submitting, prosecuting and maintaining all filings and applications required to be made to any Regulatory Authority to obtain any necessary or commercially desirable Marketing Authorizations and other approvals, consents or licenses to Exploit Licensed Products, including any filings and applications to any Regulatory Authority for any pricing or reimbursement approval required or commercially desirable, and for avoidance of doubt, Corvus or its Sublicensees shall, respectively, own all right, title and interest in all the filings and applications made to, and all the approvals, consents or licenses issued by, any Regulatory Authority and they shall be responsible for all costs and expenses in connection with clinical trials and securing regulatory approvals.

4.3.2                              To the extent that Corvus requires regulatory support from Vernalis to obtain or maintain any approvals, consents or licenses referred to in Clause 4.3.1 due to the Regulatory Authority requiring knowledge of work

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

conducted by Vernalis prior to the date of this Agreement, Vernalis shall provide commercially reasonable assistance provided it is given reasonable notice by Corvus.  [***].

4.4                                        Recalls

Corvus shall notify Vernalis promptly ([***]) following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Product in the Territory, and shall include in such notice the reasoning behind such determination, and any supporting facts.  Corvus (or its Sublicensees, as applicable) shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory.  If a recall, market suspension, or market withdrawal is mandated by a Regulatory Authority in the Territory, Corvus (or its Sublicensees, as applicable) shall initiate such a recall, market suspension, or market withdrawal in compliance with Applicable Law.  For all recalls, market suspensions, or market withdrawals undertaken pursuant to this Clause 4.4, [***].

5                                                  Diligence and Reporting

5.1                                        Diligence

5.1.1                              The Parties acknowledge and agree that additional Development will be required to obtain Marketing Authorizations for Licensed Product in the Field in the Territory.

5.1.2                              Corvus shall use Commercially Reasonable Efforts to Develop and obtain and maintain Marketing Authorizations for one or more Licensed Products in the Field in each of the Major Markets, and to Commercialize one or more Licensed Products in the Field in each of the Major Markets.  In particular, prior to the First Commercial Sale, Corvus shall actively invest in and use Commercially Reasonable Efforts to progress at least one Oncology or Non-Oncology Indication in the Field in at least one Major Market.  The Parties acknowledge that what constitutes Commercially Reasonable Efforts may vary between Major Markets.

5.1.3                              Corvus shall use Commercially Reasonable Efforts to conduct initial pre-clinical and clinical studies, as set out in Schedule 7 and Schedule 8 respectively, to support the use of V81444 as an immunotherapeutic agent for cancer studies.

5.1.4                              Without limitation to the foregoing, Corvus shall use Commercially Reasonable Efforts (and shall keep Vernalis fully informed of such efforts) to, in each case, within the time period set forth below with respect to each obligation:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)                                          [***];

(b)                                          [***]; and

(c)                                           [***].

The Parties acknowledge that from time to time, the requirements [***] may change, and that other legal, market and other factors may arise that are not within Corvus’s control that could impact the timelines [***].  Accordingly the timing set out in Clause 5.1.4(a) is based on the Parties’ current expectations of the conditions that will exist during the time period [***].  Any changes impacting the bases for such expectations could extend the time period before which [***] using Commercially Reasonable Efforts.

5.2                                        Records

Corvus shall maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be materially complete and accurate and shall properly reflect all work done and results achieved in the performance of its Development and Commercialization activities.  Such records shall be retained by Corvus for at least [***], or for such longer period as may be required by Applicable Law.

5.3                                        Reports and requests for additional information.

5.3.1                              Upon [***] of the Commencement Date and thereafter at least once every [***] with respect to each Licensed Product and Vernalis Licensed Compound, Corvus shall provide Vernalis with a report describing the extent of Development and, as applicable, Commercialization activities that it, and each Affiliate and Sublicensee has performed, or caused to be performed, since the preceding report and the results or implications of such activities, its and their Development and Commercialization activities in process, and the future activities it expects it and them to initiate during the ensuing [***] period.

5.3.2                              Upon Vernalis’ request, no more than once [***], and thereafter

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

no more than once [***], the Parties shall meet by means of a teleconference (or such other means as the Parties may agree from time to time) to discuss the Development and, as applicable, Commercialization activities that Corvus and each Affiliate and Sublicensee has performed, or caused to be performed, and the results obtained, since the last such meeting, and Corvus’ and each Affiliate’s and each Sublicensee’s Development and Commercialization activities in process, and the future activities Corvus expects it and them to initiate prior to the next such meeting.

5.3.3                              In addition to Clause 8.6, Corvus shall notify Vernalis within thirty (30) days after the grant of a Marketing Authorization.

5.3.4                              If at any time Vernalis has a reasonable basis to believe that Corvus is in breach of its obligations under Clause 5.1.2, 5.1.3 or 5.1.4, then Vernalis shall so notify Corvus, specifying the basis for its belief, and, without limitation to any other right or remedy available to Vernalis hereunder, at Vernalis’ request, the Parties shall meet within [***] after such notice to discuss in good faith Vernalis’ concerns and Corvus’ Development and Commercialization plans with respect to each Licensed Product and Vernalis Licensed Compound.

6                                                  Milestone and Royalty Payments

6.1                                        Signature Fee

Within [***] of the execution of this Agreement, Corvus shall pay to Vernalis a [***] signature fee of one million USD ($1,000,000).

6.2                                        Milestone Payments

6.2.1                              The table below (the “Milestone Table”) sets out various milestones (“Milestones”) that can be achieved for Oncology Indications and Non-Oncology Indications by Corvus, either by itself or through an Affiliate or Sublicensee.  The amounts payable with respect to each Milestone will not vary, depending on whether the particular Milestone is achieved by Corvus itself, or an Affiliate or Sublicensee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Payment Obligation Upon Achievement of a Milestone (USD($))
Milestone	Oncology Indication	Non-Oncology Indication
[***]

The total milestone payments for which Corvus may be obligated to pay Vernalis for all Licensed Products [***].

6.2.2                              The amount stipulated as payable for each Milestone in the Milestone Table shall be payable by Corvus to Vernalis in accordance with Clause 6.2.3 each time the Milestone is achieved, whether by Corvus alone or in combination with or by one or more Affiliates or Sublicensees.  [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2.3                              Corvus shall provide Vernalis with written notice immediately upon each occurrence of the achievement of a Milestone for which a payment is due to Vernalis pursuant to Clause 6.2.1.  On such occurrence, Vernalis shall issue an invoice for the amount due and Corvus shall pay such amount within [***], to the bank account stipulated at Schedule 3 or such other bank account as Vernalis may notify to Corvus in accordance with Clause 20 from time to time.

6.3                                        Sales Milestones

6.3.1                              The table below (the “Sales Milestone Table”) sets out various sales milestones (“Sales Milestones”) that can be achieved in respect of worldwide Net Sales.

Milestone		Payment Obligation Upon Achievement of Sales Milestone (USD($))
[***]	[***]	[***]
[***]	[***]	[***]

6.3.2                              The amount stipulated as payable for each Sales Milestone in the Sales Milestone Table shall be payable by Corvus to Vernalis in accordance with Clause 6.3.3 when the Milestone is achieved, whether by Corvus alone or in combination with or by one or more Affiliates or Sublicensees.  [***].

6.3.3                              Corvus shall provide Vernalis with written notice immediately upon each occurrence of the achievement of a Sales Milestone.  On such occurrence, Vernalis shall issue an invoice for the amount due and Corvus shall pay such amount within [***], to the bank account stipulated at Schedule 3 or such other bank account as Vernalis may notify to Corvus in accordance with Clause 20 from time to time.

6.4                                        Royalties

6.4.1                              In further consideration of the licenses granted by Vernalis to Corvus under Clause 2.1, subject to Clause 6.4.3, Corvus shall, subject to the other terms and conditions of this Agreement, pay Vernalis royalties on a Licensed Product-by-Licensed Product and country-by-country basis, according to the portions of Annual Net Sales (“Royalties”), as follows:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Portion of Annual Net Sales of Licensed Product containing V81444 in a given country in United States Dollars ($)	Percentage (%) of Net Sales of such Licensed Product in such country
Less than or equal to [***]	[***]
Greater than [***] and less than or equal to [***]	[***]
In excess of [***]	[***]

Portion of Annual Net Sales of Licensed Product not containing V81444 in a given country in United States Dollars ($)	Percentage (%) of Net Sales of such Licensed Product in such country
Less than or equal to [***]	[***]
Greater than [***] and less than or equal to [***]	[***]
In excess of [***]	[***]

For the avoidance of doubt, all Licensed Product containing the same Adenosine Receptor Antagonist shall be treated as a single Licensed Product for the basis of this calculation, regardless of its form, presentation, delivery system, dosage or formulation.

6.4.2                              Royalties are payable on Net Sales of a given Licensed Product on a country-by-country basis such that if, for example, Net Sales in the United States in a given calendar year of Licensed Product containing V81444 equals [***], and Net Sales in the United Kingdom in such calendar year of Licensed Product containing V81444 equals [***], then Corvus will pay to Vernalis an amount equal to ([***] plus [***], for such Net Sales in the United States) plus ([***], for such Net Sales in the United Kingdom).  Corvus’  obligation to pay Royalties to Vernalis under Clause 6.4.1 on Net Sales shall terminate, on a Licensed Product-by-Licensed Product and country-by-country basis, on the later to occur of [***] (the “Royalty Term”).  Upon termination of the royalty obligations of Corvus under this Clause 6.4.2 with respect to a Licensed Product in a country the licenses granted to Corvus in Clause 2.1 shall become non-exclusive, irrevocable and fully paid-up with respect to such Licensed Product in such country and Net Sales of such Licensed Product in such country shall be excluded from the royalty calculations set out in Clause 6.4.1.  For the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

avoidance of doubt, the expiry of the Royalty Term with respect to a particular country for a given Licensed Product shall not result in the termination of the Royalty Term for any other Licensed Product with respect to that country or any other country.

6.4.3                              If, on a Licensed Product-by-Licensed Product basis, at the time such Licensed Product is sold, [***], then the royalty rate set forth in Clause 6.4.1 shall be [***] of such Product [***].  For example, for sales of less than or equal to [***] of Licensed Product containing V81444 in [***], the royalty rate shall [***].

6.5                                        Royalty Procedures

6.5.1                              During the Term, following the First Commercial Sale of Licensed Product, Corvus shall on or before the [***] following the end of each [***] deliver to Vernalis a written report for [***] showing, in each case on a country-by-country and Licensed Product-by-Licensed product basis: [***].

6.5.2                              Vernalis shall issue an invoice for the Royalties payable according to this Agreement and the written report delivered by Corvus to Vernalis in accordance with Clause 6.5.1.  Corvus acknowledges and agrees that all such invoices shall be issued by Vernalis in reliance on the information provided by Corvus.  Neither the issue of any such invoice nor receipt of payment, shall be, nor shall either be deemed to be, acceptance by Vernalis of the accuracy of any written report and shall in each case be without prejudice to Vernalis’ rights to audit or dispute the amount of Royalties payable.

6.5.3                              Corvus shall, [***], pay to Vernalis, in USD ($) by telegraphic transfer to the bank account set out at Schedule 3 the amount stated in such invoice.

6.5.4                              The functional currency for accounting will be USD.  Except as the Parties otherwise mutually agree, for billing and reporting, Net Sales will be translated into USD using the currency exchange rates quoted by Bloomberg Professional, a service of Bloomberg L.P., or in the event Bloomberg Professional is not available then The Wall Street Journal using the average monthly rate of exchange for the month to which Net Sales were dated.

6.6                                        Records and Audits

6.6.1                              Corvus shall keep, and shall cause its Sublicensees and its and their Affiliates to keep, complete and accurate books and financial records

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

containing all data necessary for the calculation of the amounts payable by Corvus pursuant to this Agreement, which books and financial records shall be kept in accordance with United States GAAP, consistently applied, and shall be retained by Corvus, its Sublicensees and its and their Affiliates as appropriate, until [***] after the end of the calendar year to which they relate.

6.6.2                              Upon the written request of Vernalis, Corvus shall permit (and shall use reasonable endeavours to procure that its Sublicensees and its and their Affiliates shall permit) an independent certified public accounting firm of internationally recognised standing selected by Vernalis, and reasonably acceptable to Corvus, to inspect and audit, during normal business hours and upon reasonable prior written notice, such of the records of Corvus, its Sublicensees and its or their Affiliates as may be reasonably necessary to verify the accuracy of the reports provided in accordance with Clause 6.6.1; provided that Vernalis shall not have the right to inspect or audit records for any calendar year more than once or records more than [***] old [***].  If such accounting firm concludes that Corvus owed additional amounts to Vernalis during such period, Corvus shall pay Vernalis the difference between the amount actually owed, as determined by the accounting firm, and the amount actually paid by Corvus, with interest calculated in accordance with Clause 6.6.3 from the date originally due to the date of payment, [***] after the date on which such accounting firm’s written report is delivered to Corvus.  If the accounting firm determines that there has been an underpayment of more than [***], Corvus shall bear all costs related to such audit otherwise Vernalis shall bear the cost of such audit.  All books and financial records made available for inspection or audit shall be deemed to be Corvus’ or its Sublicensees’ Confidential Information.  For the avoidance of doubt, any such independent accounting firm shall, prior to such inspection, enter into a non-disclosure agreement in a form reasonably acceptable to Corvus and its Sublicensees.  The accounting firm shall disclose to the Parties whether or not the payment in question was accurately calculated by Corvus and the specific details concerning any discrepancies but no other information shall be provided to Vernalis.

6.6.3                              Any payment that is not paid on the date such payment is due under this Agreement shall bear interest at a rate equal to the lesser of [***] and [***], calculated on the number of days such payment is delinquent, compounded monthly.  For the purposes of this Agreement “LIBOR” shall mean the three (3) month London Interbank Offered Rate as calculated by the British Bankers’ Association or, if LIBOR ceases to be available, the base rate of a London bank selected by Vernalis.

6.7                                        Withholding

6.7.1                              Any sums payable to Vernalis under this Agreement shall be paid from the United States and [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***].

6.7.2                              Vernalis shall complete and return to Corvus any form provided by Corvus that is required by the relevant tax authorities from time to time (including, if required, [***]) to (a) [***]; and (b) [***].  In the event that Vernalis fails to return to Corvus such forms duly completed and signed before the due date for the relevant payment, Corvus will, if and to the extent required by Applicable Law, [***].  Corvus shall [***]; provided, however, that Vernalis may, at any time prior to a payment due date, specify a later due date for payment, and Corvus shall delay making such payment to such later due date (without incurring any liability pursuant to Clause 6.6.3), in order to [***].

6.8                                        VAT

Any sums payable by Corvus to Vernalis under this Agreement shall [***]. Without prejudice to the obligations set out in the preceding sentence: (x) [***]; and (y) [***] (and what is reasonable shall be considered in the light of the circumstances at that time including the likelihood or otherwise that [***]).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7                                                  Intellectual Property — Ownership

7.1                                        As between the Parties any and all Vernalis Licensed IP is and shall remain owned solely by Vernalis.

7.2                                        As between the Parties any and all Corvus Background IP is and shall remain owned solely by Corvus.

7.3                                        Any and all Corvus Arising IP shall be owned solely by Corvus.

8                                                  Intellectual Property - Prosecution, Maintenance, Defence and Enforcement

8.1                                        Corvus Patent Rights

Corvus shall [***] diligently file, prosecute and maintain the Corvus Patent Rights in its own name.  Corvus shall keep Vernalis reasonably informed on not less than an annual basis with regard to the preparation, filing, prosecution, grant and maintenance of Corvus Patent Rights.  Corvus shall inform Vernalis within [***] of the first filing of any patent application covering a new Corvus Arising Patent Right.

8.2                                        Patent Prosecution and Maintenance of Vernalis Patent Rights

8.2.1                              Vernalis shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the Vernalis Patent Rights worldwide, with the cost of these activities shared equally between Vernalis and Corvus. Vernalis shall keep Corvus reasonably informed with regard to the preparation, filing, prosecution, and maintenance of Vernalis Patent Rights.  Vernalis shall provide Corvus with copies of all substantive correspondence from a patent office and drafts of any proposed Patent filings or other prosecution correspondence with respect to Vernalis Patent Rights that are to be filed with patent authorities in the Territory, at least thirty (30) days in advance of Vernalis’ anticipated filing date or any relevant deadline therefor.  Corvus shall have the right to approve all such filings with respect to all Non-Adeno VII Patent Rights by providing written notice to Vernalis either of such approval of such filings or of the changes Corvus requires to such filings, within fourteen (14) days after receiving a copy thereof. Vernalis shall incorporate Corvus’s reasonable comments into such filings prior to submission thereof.

8.2.2                              In the event that Vernalis decides not to prepare, file, prosecute, or maintain a Non-Adeno VII Patent Right, Vernalis shall provide at least thirty (30) days (where applicable) prior written notice to Corvus of such intention, and, Corvus shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Non-Adeno VII Patent Right in Vernalis’ name in such country, with the cost of such activities for Corvus alone.  In the event that Vernalis decides not to prepare, file, prosecute, or maintain an Adeno VII Patent Right, Corvus shall only have the right to assume the control and direction of the preparation, filing, prosecution and maintenance of such Patent Right if the Redox Sub-Licence has expired or been terminated.  In such event, if Corvus opts to assume the control and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

direction of such Patent Rights then the cost of such activities shall be for Corvus alone.

8.3                                        Notification of Licensed Product Infringements and Vernalis Patent Rights Challenges

Each Party shall promptly notify the other Party in writing of any alleged or threatened (a) infringement of the Vernalis Patent Rights by a Third Party in the Field in the Territory of which such Party becomes aware (“Licensed Product Infringement”), and (b) assertion of invalidity or unenforceability of any Vernalis Patent Rights by a Third Party in the Field in the Territory of which such Party becomes aware, whether as a counterclaim or otherwise (“Vernalis Patent Rights Challenge”).

8.4                                        Generic Competition

Notwithstanding the foregoing, if either Party (a) reasonably believes that a Third Party [***]; (b) [***]; or (c) [***], it shall (i) [***] and (ii) [***], and the Parties’ rights and obligations with respect to any legal action as a result of such certification shall be as set forth in Clause 8.5.

8.5                                        Right to prosecute and defend Patent Rights

8.5.1                              Vernalis Patent Rights Initial Enforcement

Subject to Clause 8.5.2, as between the Parties, Vernalis shall have the first right, but not the obligation, to prosecute any Licensed Product Infringement of or otherwise challenge such Generic Competition by asserting the Vernalis Patent Rights, and to defend any Vernalis Patent Rights Challenge, in the Territory, and to control such actions (including any declaratory judgment action and any settlement), provided that Vernalis shall keep Corvus reasonably informed as to the status of, and all material developments in such action, and shall consider in good faith the input of Corvus regarding the strategy and handling of such enforcement activities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.5.2                              Non-Adeno VII Patent Rights Initial Enforcement

Notwithstanding the foregoing, and solely with respect to Non-Adeno VII Patent Rights, as between the Parties, Corvus shall have the first right, but not the obligation, to prosecute any Licensed Product Infringement of or otherwise challenge such Generic Competition by asserting the Non-Adeno VII Patent Rights, and to defend any Vernalis Patent Rights Challenge related to the Non-Adeno VII Patent Rights, in the Territory, and to control such actions including any declaratory judgment action and any settlement, provided that Corvus shall keep Vernalis reasonably informed as to the status of, and all material developments in such action, and shall consider in good faith the input of Vernalis regarding the strategy and handling of such enforcement activities.

8.5.3                              Timing

The Party with the first right to prosecute or defend with respect to any infringement, enforcement or challenge described in Clauses 8.5.1 and 8.5.2 shall have a period of ninety (90) days (or fifteen (15) days if a notice of certification pursuant to the ANDA Act has been issued) following the first notice provided pursuant to Clause 8.5.1 and 8.5.2 to elect to so enforce or defend such Vernalis Patent Rights in the applicable jurisdiction.  The enforcing or defending Party shall share drafts of all submissions or other documents exchanged in the relevant proceedings with the other Party and shall have due regard to any representations made by the other Party in relation thereto. In the event the enforcing Party does not elect to prosecute or defend such infringement or challenge before the first to occur of (A) ninety (90) days (or fifteen (15) days in the case of a certification under the ANDA Act) following the first notice provided pursuant to Clause 8.5.1 and 8.5.2 with respect to such matter, or (B) thirty (30) days before the expiration of any time period under Applicable Law that would, if an enforcement proceeding was not filed within such time period, limit or compromise the remedies available from such enforcement proceeding, it will so notify the other Party in writing and in the case where such other Party then desires to commence a suit or take action to enforce or defend the applicable Vernalis Patent Rights with respect to such infringement or challenge in the applicable jurisdiction, such other Party will thereafter have the right to commence such a suit or take such action to enforce or defend the applicable Vernalis Patent Rights at such other Party’s expense.

8.5.4                              Allocation of Rights

Where Corvus prosecutes the Licensed Product Infringement or challenges the Generic Competition by asserting the Vernalis Patent Rights or defends a Vernalis Patent Rights Challenge Corvus shall hold Vernalis harmless from and against any and all costs and expenses of such litigation, including reasonable counsel’s fees and expenses (except as expressly provided in Clause 8.5.6), and shall also [***].

Where Vernalis prosecutes the Licensed Product Infringement of or challenges the Generic Competition by asserting the Vernalis Patent Rights or defends a Vernalis Patent Rights Challenge, Vernalis shall hold Corvus harmless from and against any and all costs and expenses of such litigation, including reasonable counsel’s fees and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

expenses (except as expressly provided in Clause 8.5.6), and shall also [***].

8.5.5                              Cooperation

Where a Party prosecutes a Licensed Product Infringement, challenges Generic Competition or defends a Vernalis Patent Rights Challenge in the Field (the “Litigating Party”), the other Party will reasonably cooperate with and assist the Litigating Party in relation to such claim, suit or proceeding, and, if the Litigating Party so elects, the other Party shall join as a party to such claim, suit, or proceeding in the Territory and shall provide the Litigating Party with all necessary assistance in relation to such claim, suit or proceeding.  Where the Litigating Party requires the other Party to be joined as a party in such proceeding, the Litigating Party shall bear the other Party’s’ costs and expenses arising from being joined as a party to such claim, suit or proceeding provided that the other Party does not appoint its own counsel and uses the Litigating Party’s counsel.  The non-Litigating Party in relation to any enforcement or defense action or proceeding set forth in Clause 8.5 will have the right, at its own expense and by counsel of its choice, to be represented in any such action or proceeding.

8.5.6                              Recovery

Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in Clause 8.5 (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery including for Adeno VII Patent Rights litigation, the costs and expenses of [***], as applicable, to any such litigation (which amounts shall be allocated pro rata, with respect to costs, if insufficient to cover the totality of such expenses).  Any remainder after such reimbursement is made shall be split between the Parties such that the Litigating party would retain [***] of such remainder and the non-Litigating Party would retain [***] of such remainder.

8.6                                        Patent Term Extension.

After filing an application for Regulatory Approval for a given Licensed Product in the Territory, Corvus shall provide to Vernalis a written list specifying all Vernalis Patent Rights that Corvus is in good faith considering to be the subject of a patent extension with respect to such Licensed Product. After receiving Regulatory Approval for such Licensed Product, Corvus shall identify one or more Patents within the Vernalis Patent Rights in the country in the Territory where the Licensed Product was approved, and notify Vernalis of the identified Patent(s). Corvus shall then have the right to request that Vernalis file, [***], an application for an extension, and take all reasonable actions necessary. Vernalis agrees to cooperate and to use good faith efforts to obtain such an extension.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.7                                        Infringement of Third Party Rights

8.7.1                              Notification

If the Exploitation of the Licensed Product in the Field and in the Territory results in a claim for patent infringement by a Third Party, the Party first having notice of such claim shall promptly notify the other Party in writing of such a claim. Following such notice, the Parties agree to enter into either a joint defense or common interest agreement, under which agreement the Parties can share the known facts of such infringement in reasonable detail, if they are advised to do so by counsel.

8.7.2                              Third Party Claims

[***] shall have the right to assume control of the defense of any claims brought by Third Parties alleging infringement of Third Party intellectual property rights in connection with the Exploitation of the Licensed Product in the Field in the Territory, [***] and to be represented by its own counsel. If requested [***].

8.7.3                              Licenses to Third Party Rights.

If as a result of defending claims as set forth in Clause 8.7 or otherwise, Corvus determines in good faith that it is reasonably necessary to obtain a license under any Third Party intellectual property rights that would be infringed by the Exploitation of the Licensed Product in the Field in the Territory, then [***]. All amounts due under such Third Party license agreement with respect to manufacture, use or sale of the Licensed Product in the Field in the Territory [***].

9                                                  Warranties and Liability

9.1                                        Mutual Representations and Warranties

Vernalis and Corvus each represents and warrants, as of the Commencement Date, and covenants, as follows:

9.1.1                              it is a company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement;

9.1.2                              it is not under any obligation, contractual or otherwise, to any person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfilment of its obligations under this Agreement; and

9.1.3                              This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to the effects of bankruptcy, insolvency, or other laws of general application.

9.2                                        Additional Representations and Warranties of Vernalis

Vernalis further represents and warrants, as of the Commencement Date, and covenants, as follows:

9.2.1                              Vernalis controls the Vernalis Patent Rights as of the Commencement Date and has the right to grant the licenses and sublicenses specified in this Agreement.

9.2.2                              Neither Vernalis nor its Affiliates or, to Vernalis’ knowledge, Vernalis’ prior or current licensees ([***]) performing activities in connection with the Vernalis Licensed Compounds or Licensed Products, own or control any Patent Rights claiming the composition, method of use or manufacture, formulation or other attribute of Licensed Vernalis Compounds or Licensed Products that is not included in the Vernalis Patent Rights licensed to Corvus pursuant to this Agreement.

9.2.3                              Vernalis has disclosed to Corvus all material agreements under which Corvus receives a sublicense under this Agreement.

9.2.4                              Vernalis has not received any written claim or demand alleging that the Vernalis Patent Rights or the Vernalis Know How are invalid or unenforceable.

9.2.5                              Vernalis has no knowledge of any defects in form and filing of the Vernalis Patent Rights that could reasonably be anticipated to result in invalidity or unenforceability of such Vernalis Patent Rights.

9.2.6                              Vernalis has not received any written notice of, and has not been served with, any Third Party claims, suits or actions issued in any court or competent tribunal to which Vernalis or its Affiliates, or, to Vernalis’ knowledge, Vernalis’ prior or current licensees, were or are a party alleging either infringement or misappropriation of intellectual property rights owned or controlled by such Third Party by the manufacture, use or sale of the Vernalis Licensed Compound or Licensed Product, or that such Third Party has an ownership or inventorship interest in such Vernalis Patent Rights.  For the avoidance of doubt, this Clause 9.2.6 does not constitute a representation or warranty that the manufacture, use or sale of the Vernalis Licensed Compound or Licensed Product does not or may not infringe any Third Party intellectual property right.

9.2.7                              [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***].

9.2.8                              Neither Vernalis nor any of its Affiliates, nor, to Vernalis’ knowledge, any of its licensees or independent contractors performing activities in connection with the Development or Manufacture of Licensed Products prior to the Commencement Date has been debarred or is subject to debarment and neither Vernalis nor any of its Affiliates, or, to Vernalis’ knowledge, any of its licensees or independent contractors performing activities in connection with the Development or Manufacture of Licensed Products prior to the Commencement Date has used in any capacity, in connection with such activities, any person who has been debarred pursuant to Section 306 of the United States Food, Drug, and Cosmetic Act, or any equivalent legislation in any other jurisdiction, or who is the subject of a conviction described in such section or equivalent legislation.

9.3                                        Additional Representations and Warranties of Corvus

Corvus further represents and warrants to Vernalis, as of the Commencement Date, and covenants, as follows:

9.3.1                              Neither Corvus nor any of its Affiliates has been debarred or is subject to debarment and neither Corvus nor any of its Affiliates will use in any capacity, in connection with the work to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the United States Food, Drug, and Cosmetic Act, or any equivalent legislation in any other jurisdiction, or who is the subject of a conviction described in such section or equivalent legislation.  Corvus agrees to inform Vernalis in writing promptly if it or any such person is debarred or is the subject of a conviction described in Section 306 or any equivalent legislation in any jurisdiction, or any investigation or claim in relation to the same.

9.3.2                              [***].

9.3.3                              Neither Corvus nor any of its Affiliates owns, or is a licensee of, any Patent Rights which cover (i) a Vernalis Licensed Compound, (ii) a Licensed Product, (iii) any Corvus Background Know How or (iv) any Adenosine Receptor Antagonist.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.3.4                              Corvus raised approximately [***] in a Series A financing round in 2014 and early 2015 and as of the Commencement Date has [***] remaining and available for commencement of the pre-clinical studies set out in Schedule 7. Subject to the terms and conditions of the Series A Preferred Stock Purchase Agreement, dated November 26, 2014, Corvus may raise an additional [***] through subsequent sales and issuances of its Series A Preferred Stock.

9.3.5                              Corvus has or can obtain sufficient expertise, employee resources and access to sub-contracting facilities to conduct the pre-clinical studies appropriate and necessary to develop Licensed Products as initially set out in Schedule 7.

9.4                                        Disclaimer of Warranties

Except for the express warranties set forth in this Agreement, neither Party makes any representations or grants any warranties, express or implied, either in fact or by operation of Applicable Law or otherwise, and each Party specifically disclaims any other warranties, whether written or oral, or express or implied, including any warranty of quality, merchantability, or fitness for a particular use or purpose or any warranty as to the validity of any Patent Rights or the non-infringement of any Patent Rights of Third Parties.

10                                           Indemnification and Liability

10.1                                 Indemnification of Vernalis

Corvus shall indemnify Vernalis, its Affiliates and their respective directors, officers, employees, and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable counsel’s fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (a) the breach by Corvus of this Agreement, (b) the negligence or wilful misconduct on the part of Corvus or Sublicensees,  or its or their Affiliates, distributors or contractors or its or their respective directors, officers, employees, and agents in performing its or their obligations under this Agreement, or (c) the Exploitation by Corvus or any of its Sublicensees, or its or their Affiliates, or its or their distributors or contractors of Licensed Product or the Vernalis Licensed Compound in the Territory after the Commencement Date or by Corvus alone under the Confidential Disclosure Agreement prior to the Commencement Date, except for those Losses for which Vernalis has an obligation to indemnify Corvus pursuant to Clause 10.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability.

10.2                                 Indemnification of Corvus

Vernalis shall indemnify Corvus, its Affiliates and their respective directors, officers, employees, and agents, and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of  (a) the breach by Vernalis of this Agreement, (b) the negligence or wilful misconduct on the part of Vernalis, or its or their Affiliates, or its

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or their respective directors, officers, employees, and agents in performing its or their obligations under this Agreement, or (c) the Exploitation by Vernalis or any of its licensees, or its or their Affiliates, or its or their distributors or contractors either (i) of Licensed Product or the Vernalis Licensed Compound in the Territory prior to the Commencement Date, or (ii) of [***] at any time, except for those Losses for which Corvus has an obligation to indemnify Vernalis pursuant to Clause 10.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

10.3                                 Notice of Claim

All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”).  The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under this Clause 10, but in no event shall the indemnifying Party be liable for any Losses to the extent resulting from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

10.4                                 Control of Defence

10.4.1                       At its option, the indemnifying Party may assume the defence of any Third Party Claim by giving written notice to the Indemnified Party [***] after the indemnifying Party’s receipt of an Indemnification Claim Notice.  Upon assuming the defence of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defence of the Third Party Claim any legal counsel selected by the indemnifying Party.  In the event the indemnifying Party assumes the defence of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.  Should the indemnifying Party assume the defence of a Third Party Claim, except as provided in Clause 10.4.3, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defence or settlement of the Third Party Claim unless incurred in connection with a specific request made in writing by the indemnifying Party.  In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including reasonable counsels’ fees and costs) and any Losses incurred by the indemnifying Party in its defence of the Third Party Claim.

10.4.2                       Without limiting Clause 10.4.1, the Indemnified Party shall be entitled to participate in, but not control, the defence of such Third Party Claim and to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s own expense unless (a) the employment thereof has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defence and employ counsel in accordance with Clause 10.4.1 (in which case the Indemnified Party shall control the defence), or (c) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

10.4.3                       With respect to all Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defence of the Third Party Claim in accordance with Clause 10.4.1, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).  If the indemnifying Party does not assume and conduct the defence of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the indemnifying Party, not to be unreasonably withheld or delayed.

10.4.4                       Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defence or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party Claim, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

10.5                                 Indirect, consequential and other losses

10.6                                 IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER TO THE OTHER PARTY FOR ANY LOSS, DAMAGE, COSTS OR EXPENSES OF ANY NATURE WHATSOEVER INCURRED OR SUFFERED BY THE OTHER PARTY OR ITS AFFILIATES OF A SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE NATURE, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE ARISING IN CONNECTION WITH ACTIVITIES CONDUCTED UNDER THIS AGREEMENT.

10.7                                 Insurance

Corvus shall have and maintain such type and amounts of insurance covering its Exploitation of the Vernalis Licensed Compound and Licensed Product as is (a) normal and customary in the pharmaceutical industry generally for parties similarly situated and (b) otherwise required by Applicable Law. Corvus shall have and maintain such insurance during the Term and after the expiration or termination of this Agreement for a period of [***] following termination or expiration of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

this Agreement in its entirety for any reason. Upon request by Vernalis, Corvus shall provide certificates of insurance evidencing compliance with this Clause 10.7.

11                                           Confidentiality

11.1                                 At all times during the Term and for a period of [***] following termination or expiration of this Agreement in its entirety, each Party shall, and shall cause its officers, directors, employees and agents to:

11.1.1                       keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of, or the exercise of such Party’s rights under, this Agreement;

11.1.2                       ensure that only those of its officers, directors, employees, and agents have access to the Confidential Information on a strictly applied “need to know” basis and are informed of the secret and confidential nature of it; and

11.1.3                       keep the Confidential Information separately identifiable at all times from all other Know How which it may hold.

11.2                                 The obligations of confidentiality and non-use set out in Clause 11.1 shall not extend to any Confidential Information which:

11.2.1                       is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

11.2.2                       can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information; or

11.2.3                       is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

11.2.4                       has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or

11.2.5                       can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

11.3                                 Each Party may disclose Confidential Information to the extent that such disclosure is:

11.3.1                       made in response to a valid order of a court of competent jurisdiction or other Government Authority or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by a securities regulator with which such Party or its Affiliates are listed (including the UKLA); provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that the Confidential Information disclosed in response to such court or order of a Government Authority shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

11.3.2                       made by or on behalf of the receiving Party to the Government Authorities or Regulatory Authorities as required in connection with any filing, application or request for Marketing Authorization, or to comply with the requirements of any securities exchange, including, without limitation, in connection with a public offering; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law; or

11.3.3                       made by or on behalf of the receiving Party to the receiving Party’s Affiliates, and actual or potential acquirers, merger partners, licensors, licensees, Sublicensees, assignees, subcontractors, investment bankers, investors, other potential financial partners and independent contractors, and their respective officers, directors, employees, and agents, in each case who are or may become directly involved in or concerned with the carrying out of this Agreement or engaged in advising the receiving Party on business or financial matters, on a strictly applied “need to know” basis; provided, however, that such persons and entities shall use such Confidential Information solely for the purpose of carrying out this Agreement or advising the receiving Party on business or financial matters, and further provided that such persons and entities are either subject to confidentiality and non-use obligations at least as stringent as the confidentiality and non-use obligations provided for in this Clause 11 or bound by substantially similar obligations under law or pursuant to rules of professional ethics.

11.4                                 Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information to which such first Party does not retain rights under the surviving provisions of this Agreement: (a) promptly destroy all copies of such Confidential Information in the possession of the other Party and confirm such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, however, the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations under this Agreement or for archival purposes.  Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.  All Confidential Information shall continue to be subject to the terms of this Agreement for the period stated in Clause 11.1.

12                                           Term and Termination

12.1                                 Term

Subject to the other provisions of this Clause 12 this Agreement shall expire on a Licensed Product-by-Licensed Product and country-by-country basis when no further payment is due from Corvus to Vernalis in relation to sales of such Licensed Product in that country (the “Term”).

12.2                                 Termination for Cause or Insolvency

12.2.1                       Each of the Parties shall have the right to terminate this Agreement for cause with immediate effect upon giving written notice of termination to the other (the “Defaulting Party”) if the Defaulting Party commits a material breach of this Agreement which is incapable of remedy or which in the case of a breach capable of remedy shall not have been remedied within ninety (90) days (or for breaches of payment obligations, thirty (30) days) of the receipt by it of a written notice from the other Party identifying the breach and requiring its remedy.

12.2.2                       Vernalis shall have the right to terminate this Agreement in its entirety by giving ninety (90) days’ notice of termination in writing to Corvus if Corvus or any of its Affiliates challenges or threatens to challenge the validity of, or Vernalis’ title to any of the Vernalis Patent Rights in any country. Corvus shall include in its agreements with Sublicensees a provision stating that if such Sublicensee or any of its Affiliates challenges or threatens to challenge the validity of, or Vernalis’ title to any of the Vernalis Patent Rights in any country, Corvus has the right to terminate the sublicense granted to such Sublicensee under such Vernalis Patent Rights.  If such Sublicensee breaches such obligation, Corvus shall terminate such sublicense.

12.2.3                       In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within ninety (90) days after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within sixty (60) days of the filing thereof, or (g) ceases for any reason to carry on business, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

12.3                                 Termination at Will

Corvus may terminate this Agreement at will in its entirety on ninety (90) days’ prior written notice to Vernalis, provided that Corvus is not in material breach of this Agreement and has not received any written notice pursuant to Clause 12.2.1.

13                                           Consequences of Termination

13.1                                 In the event of termination of this Agreement for any reason:

13.1.1                       All rights and licenses granted by Vernalis to Corvus under this Agreement shall immediately terminate; and

13.1.2                       All outstanding sums payable by Corvus to Vernalis as of the effective date of such termination shall immediately become due and payable.

13.2                                 If Corvus terminates this Agreement pursuant to Clause 12.3 (termination at will) then:

13.2.1                       Corvus shall, at Vernalis’ election made in writing within thirty (30) days after the effective date of termination of this Agreement (such election to be made in Vernalis’ sole discretion), and hereby does effective as of the date Vernalis provides such written election to Corvus, grant Vernalis an exclusive, royalty-bearing (to the extent provided in Clause 13.2.2), irrevocable, perpetual, sub-licensable (through multiple tiers), transferable license under all Corvus IP claiming or covering inventions, technology or Know How actually used in connection with, or integrated into, the Development, Manufacture or Commercialization of the Vernalis Licensed Compounds or Licensed Products, solely to Exploit the Vernalis Licensed Compound and Licensed Products in the Field in the Territory; and

13.2.2                       if there has been at least one [***] of Licensed Product in [***] for which all primary and secondary endpoints in a defined patient population have been met, the licence set forth in Clause 13.2.1 shall be royalty-bearing at a rate of [***] of Net Sales of such Licensed Product sold for the same Indication as was studied in such [***].

13.3                                 If Vernalis terminates this Agreement pursuant to Clause 12.2.1 (material breach), 12.2.2 (challenge to IP) or 12.2.3 (insolvency), Corvus shall and hereby does, effective as of the effective date of termination of this Agreement, grant Vernalis an exclusive, irrevocable, perpetual, royalty-free, sub-licensable (through multiple tiers), transferable license under all Corvus IP claiming or covering inventions, technology or Know How actually used in connection with, or integrated into, the Development, Manufacture or Commercialization of the Vernalis Licensed

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Compounds or Licensed Products, solely to Exploit the Vernalis Licensed Compound and Licensed Products in the Field in the Territory.

13.4                                 Where the Agreement is terminated pursuant to Clause 12.2 or 12.3, within three (3) months of termination Corvus shall return to Vernalis or, at Vernalis’ request, destroy any in-process and completed GMP and non GMP material containing or comprising any Vernalis Licensed Compound or Licensed Product and any samples of backup compounds and intermediates.  If Corvus returns such items to Vernalis, Vernalis shall reimburse Corvus its direct costs of obtaining such items within thirty (30) days after Vernalis receives such items pursuant to this Clause 13.4.

13.5                                 In the event of a license being granted to Vernalis pursuant to Clause 13.2 or 13.3, with respect to any Corvus IP, Corvus shall promptly supply Vernalis with copies of all [Documents embodying the Corvus Background Know How or Corvus Arising Know How (as applicable) licensed to Vernalis pursuant to Clause 13.2 or 13.3 for use in Exploiting the Vernalis Licensed Compound and Licensed Products in the Field in the Territory.

13.6                                 If Vernalis, its Affiliates or licensees practices the rights licensed to it pursuant to Clause 13.2 or 13.3, Vernalis shall indemnify Corvus as provided in Clause 10.2.

13.7                                 Save as may be expressly specified otherwise in this Agreement the provisions of Clauses 2.2.2, 5.2, 6.2 to 6.4 inclusive (only to the extent that any payment under these Clauses is outstanding as at the date of termination), 6.6.1, 6.6.2, 6.6.3, 6.7, 6.8, 7, 9.4, 10, 11, 13, 14, 16, 17, 18, 19, 20, 22 and 24 shall survive termination of this Agreement.

14                                           Assignment and Change of Control

14.1                                 This Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective Parties.  Neither this Agreement nor any interest hereunder shall be assignable by either Party without the written consent of the other, such consent not to be unreasonably withheld or delayed, provided, however, that:

14.1.1                       Vernalis may assign this Agreement or any part of its rights and obligations hereunder to any Affiliate or to any company with which Vernalis may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of Corvus;

14.1.2                       Corvus may assign or novate this Agreement or any part of its rights and obligations hereunder to any Affiliate or to any person with similar or greater financial resources and expertise as Corvus, provided such person is [***].  If Corvus wishes to assign or novate this Agreement or any part of its rights and obligations hereunder to any person which does not meet the above criteria then it shall not do so without Vernalis’s prior written consent (such consent not to be unreasonably withheld or delayed),

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and provided always that such Affiliate or other permitted assignee undertakes in writing to such other Party to be bound by the terms of this Agreement.

Any assignment not in compliance with this Clause 14.1 shall be void and of no effect.

14.2                                 Corvus shall immediately notify Vernalis upon the occurrence of a change in the Control of Corvus.  Corvus shall make such notification to Vernalis in accordance with Clause 20, and provide Vernalis with reasonable details of such change in the Control of Corvus. The third party acquiring Corvus shall continue to make Milestone and Royalty payments to Vernalis under Clauses 6.2, 6.3 and 6.4.

15                                           Force Majeure

15.1                                 A Party shall not be liable for a failure to perform any of its obligations under this Agreement (other than the obligations on Corvus to make payments to Vernalis under Clause 6) during the period and to the extent that that Party is prevented or hindered from complying with them by any cause beyond its reasonable control including (insofar as beyond such control) strikes, lock-outs, labor disputes, act of God, war, riot, civil commotion, terrorism, epidemic disease, accident, fire, flood, storm, earthquake (each a “Force Majeure Event”).  The affected Party shall give notice to the other Party of the Force Majeure Event and its effect on its ability to perform its obligations and shall use all reasonable efforts to address the relevant event.  If the notice is not given by the affected Party within a reasonable period after that Party knew or ought to have known of the Force Majeure Event, it shall remain liable to the other Party for the consequences of its failure to perform.

15.2                                 The exemption provided by Clause 15.1 shall be granted to the relevant Party for as long as the Force Majeure Event persists; provided that if it shall persist for a continuous period of more than [***] the Party not affected by the Force Majeure Event may terminate this Agreement on [***] notice, with the corresponding consequences of termination as if such termination has been by the Party not affected pursuant to Clause 12.2.1.

16                                           Governing Law and Jurisdiction

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law. The Parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

17                                           Waiver

17.1                                 The failure on the part of either Party to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right or operate to bar the enforcement thereof at any time or times thereafter.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18                                           Severance of Terms

18.1                                 If any provision or part-provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the law of any jurisdiction:

18.1.1                       that provision or part-provision shall, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this Agreement shall not be affected; and

18.1.2                       the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

Additionally, the Parties will work in good faith to replace the severed provision with one achieving the purpose of the severed provision that is valid and enforceable.

19                                           Entire Agreement/Variations

19.1                                 This Agreement, together with all Schedules hereto, constitute the whole agreement between the Parties and supersede any previous agreement between the Parties relating to its subject matter. Each Party acknowledges that in entering into this Agreement, it does not rely on any representation, warranty or other provision, except as expressly provided for under this Agreement.

19.2                                 No variation, amendments, modification or supplement to this Agreement shall be valid unless agreed in writing in the English language and signed by a duly authorized representative of each Party.

20                                           Notices

20.1                                 Any notice or other communication required or permitted to be given by either Party under this Agreement shall be effective when delivered, if delivered by hand or by electronic facsimile, or five (5) Business Days after mailing if mailed by registered or certified mail (postage prepaid and return receipt requested), or two (2) Business Days after deposit with a courier if sent by an internationally recognised courier, and shall be addressed to each Party at the addresses set out below or such other address as may be designated by notice pursuant to this Clause 20.1.

20.2                                 Address for notices:

Corvus:

Address:	Corvus Pharmaceuticals, Inc.
863 Mitten Road
Suite 102
Burlingame, CA 94010

For the attention of:	Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Vernalis:

Address:	Vernalis (R&D) Limited
100 Berkshire Place
Wharfedale Road
Winnersh
Berkshire
RG41 5RD, UK

Fax number:	+44 (0) 118 938 0001

For the attention of:	Company Secretary

21                                           Counterparts

This Agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, and all the counterparts together shall constitute one and the same instrument.

22                                           This Agreement not to Constitute a Partnership

Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute or be deemed to constitute a partnership, association, joint venture or other co-operative entity between the Parties and neither Party shall have any authority to bind the other in any way except as provided in this Agreement.

23                                           Costs

Each Party shall bear its own costs, legal fees and other expenses incurred in the negotiation, preparation, execution and implementation of this Agreement and the documents referred to herein.

24                                           Announcements

24.1                                 Subject to Clause 11, neither Party shall issue any press release, publication or other similar public communication relating to this Agreement, its subject matter or the transactions covered by it, or the activities of the Parties under or in connection with this Agreement (a “Publication”) without first obtaining written permission from the other Party, except for information that has been previously disclosed publicly without breach of this Clause 24.1.

24.2                                 Either Party may publish and disseminate the press release attached at Schedule 4 or parts thereof or the facts and matters set out therein.

25                                           Anti-Bribery and Anti-Corruption

25.1                                 Both Parties shall, to the extent applicable to the Parties’ performance of activities under this Agreement, including the place of such performance, and/or if required by the Relevant Requirements (as defined below):

25.1.1                       at all times comply with all applicable laws, statutes, regulations and codes relating to anti-bribery and anti-corruption, including the Bribery Act 2010 (“Relevant Requirements”);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

25.1.2                       not do anything which if done in the UK would constitute an offence under sections 1, 2 or 6 of the Bribery Act 2010 (respectively, bribing another person, being bribed and bribing a foreign public official);

25.1.3                       have and shall maintain in place throughout the Term its own policies and procedures to ensure compliance with the Relevant Requirements, and Clause 25.1.2, and will enforce them where appropriate;

25.1.4                       promptly report to the other Party any request or demand for any undue financial or other advantage of any kind received in connection with the performance of this Agreement;

25.1.5                       immediately notify the other Party in writing if a foreign public official becomes an officer or employee of the notifying Party or acquires a direct or indirect interest in the notifying Party.

25.2                                 Each Party shall be solely responsible for the observance and performance of the Relevant Requirements by each of its Affiliates, and in the case of Corvus by each Sublicensee, and shall be directly liable to the other Party for any breach by its Affiliates, and in the case of Corvus any breach by any Sublicensee, of any of the Relevant Requirements.  Notwithstanding the foregoing, each Affiliate and Sublicensee shall be required to comply with the Relevant Requirements to the extent applicable to their respective performance of activities under this Agreement, including the place of such performance, and/or if required by the Relevant Requirements.

25.3                                 For the purpose of this Clause 25, the meaning of foreign public official shall be determined in accordance with the Bribery Act 2010 (and any guidance issued under section 9 of that Act).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In witness whereof the Parties have executed this Agreement as of the Commencement Date.

Signed by

Title CEO

Date 25 February 2015

For and on behalf of Vernalis (R&D) Limited	/s/ Ian Garland

Signed by Richard Miller

Title CEO

Date Feb 25, 2015

For and on behalf of Corvus Pharmaceuticals, Inc.	/s/Richard Miller

Signature Page

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1
Vernalis Patent Rights

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Part A: Adeno VII Patent Rights

[***]

Part B: Non-Adeno VII Patent Rights

“[***]” patent family

[***]

“[***]” patent family

[***]

“[***]” patent family

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2
In-process and completed V81444 GMP and non GMP material, Vernalis Licensed
Compounds and intermediates

[***]

Specification 1

[***]

Specification 2

[***]

Specification 3

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3
Vernalis Bank Details

Account No	[***]

Sort Code	[***]

Currency	[***]

Account Name	[***]

SWIFTBIC	[***]

IBAN	[***]

Bank Name and Address	[***],

[***],

[***],

[***],

[***],

[***],

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4
Agreed Press Release

[DATE]

LSE: VER

Vernalis licenses proprietary adenosine receptor antagonist technology, including lead compound V81444, for, development and commercialisation

Vernalis plc today announces that it has licensed exclusive, worldwide rights in its adenosine receptor antagonist programme, including the lead drug candidate, V81444, for use in all therapeutic applications to a well-funded, US-based biotechnology company.  The transaction includes a $1 million upfront payment and has the potential for Vernalis to earn over $200 million subject to development, regulatory and sales milestones being achieved.  In addition there are single digit royalties payable if a product reaches the market, with the potential to reach double digit royalties in certain circumstances.

The licensing party is a private US company, that has raised a large Series A round with leading venture capital investors, and brings a management team with a wealth of clinical and commercial expertise and experience to this programme.

V81444 is a patented molecule that has been evaluated in phase I and II clinical trials under an IND in the US.  Its initial development was focused on ADHD and other neurological diseases.

Commenting on the new relationship, Ian Garland, CEO of Vernalis said “We are delighted to have secured an ideal partner for V81444 and our adenosine receptor antagonist programme and look forward to the development of V81444 and this interesting class of compounds for the potential benefit of patients worldwide.”

— ends —

Enquiries:

Vernalis plc:
Ian Garland, Chief Executive Officer	+44 (0) 118 938 0015
David Mackney, Chief Financial Officer

Canaccord Genuity Limited (Nominated Adviser):	+44 (0) 20 7523 8350
Dr Julian Feneley
Henry Fitzgerald-O’Connor
Pippa Underwood

Shore Capital (Joint Broker):	+44 (0)20 7408 4090
Bidhi Bhoma
Toby Gibbs

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Brunswick Group:	+44 (0) 20 7404 5959
Jon Coles

Notes to Editors

About Vernalis

Vernalis is a revenue generating development stage pharmaceutical company with significant expertise in drug development.  The Group has one marketed product, frovatriptan for the acute treatment of migraine, an exclusive licensing agreement to develop and commercialise multiple novel products focussed on the US prescription cough cold market as well as seven programmes in its NCE development pipeline.  Vernalis has also significant expertise in fragment and structure based drug discovery which it leverages to enter into collaborations with larger pharmaceutical companies.  The Company’s technologies, capabilities and products have been endorsed over the last five years by collaborations with leading pharmaceutical companies, including AKP, Biogen Idec, Endo, GSK, Genentech, Lundbeck, Menarini, Novartis, Servier and Tris.

For further information about Vernalis, please visit www.vernalis.com.

Vernalis Forward-Looking Statement

This news release may contain forward-looking statements that reflect the Company’s current expectations regarding future events including the clinical development and regulatory clearance of the Company’s products, the Company’s ability to find partners for the development and commercialisation of its products, as well as the Company’s future capital raising activities. Forward-looking statements involve risks and uncertainties. Actual events could differ materially from those projected herein and depend on a number of factors including the success of the Company’s research strategies, the applicability of the discoveries made therein, the successful and timely completion of clinical studies, the uncertainties related to the regulatory process, the ability of the Company to identify and agree beneficial terms with suitable partners for the commercialisation and/or development of its products, as well as the achievement of expected synergies from such transactions, the acceptance of frovatriptan and other products by consumers and medical professionals, the successful integration of completed mergers and acquisitions and achievement of expected synergies from such transactions, and the ability of the Company to identify and consummate suitable strategic and business combination transactions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 5
[***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6
V81444

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7
Corvus Pre-Clinical Research Plan

The overall goal of the research team for the V81444 (A2a receptor antagonist) program is to [***].

•                  [***]

•                  [***]:

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 8
Corvus Clinical Plan

Phase Ib Trial

[***].

[***].

[***].

[***].

Phase II Trial

[***].

[***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.